As filed with the Securities and Exchange Commission on September 7, 2011

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

POSITIVEID CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1637809 (I.R.S. Employer Identification No.)

1690 South Congress Avenue, Suite 200 Delray Beach, Florida (Address of Principal Executive Offices)	33445 (Zip Code)

PositiveID Corporation 2011 Stock Incentive Plan
(Full title of the plan)

William J. Caragol
Chief Executive Officer
PositiveID Corporation
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445
 (Name and address of agent for service)

(561) 805-8008
(Telephone number, including area code, of agent for service)
_____________________________

Copy to:

Tammy Knight, Esq.
Holland & Knight LLP
515 East Las Olas Boulevard, Suite 1200
Fort Lauderdale, Florida 33301
(954) 525-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	6,000,000	$0.21(2)	$1,260,000	$146.29

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), also covers an indeterminate number of additional shares which may be become issuable to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.

(2) Pursuant to Rules 457(c) and 457(h)(1) of the Securities Act, the computation is based upon the average of the high ($0.23) and low ($0.18) prices for the common stock as quoted in the OTC Bulletin Board on September 6, 2011, or $0.21, representing a maximum aggregate offering price of $1,260,000.

EXPLANATORY NOTE

          PositiveID Corporation, a Delaware corporation (the “Company”), is filing this Registration Statement on Form S-8 to register 6,000,000 shares of common stock, par value $0.01 per share, of the Company underlying awards which may be granted pursuant to the PositiveID Corporation 2011 Stock Incentive Plan (the “Plan”).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
The document(s) containing the information specified in this Part I of Form S-8 will be sent or given to participants of the Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be filed with the Securities and Exchange Commission (“SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements, pursuant to Rule 424 of the Securities Act. Those documents and the documents incorporated by reference in this Registration Statement, pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

          The following documents filed with the SEC by the Company are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 25, 2011;
(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, filed with the SEC on May 13, 2011, and June 30, 2011, filed with the SEC on August 15, 2011;
(c)
The Company’s Current Reports on Form 8-K as filed with the SEC on January 26, 2011, February 4, 2011, March 1, 2011, March 14, 2011, March 18, 2011, April 1, 2011, May 12, 2011, May 25, 2011, June 3, 2011, July 25, 2011, July 28, 2011, August 29, 2011, and September 2, 2011 and Current Reports on Form 8-K/A filed with the SEC on July 29, 2011 and August 8, 2011;

(d)	The Company's Definitive Proxy Statement on Schedule 14A filed with the SEC on July 15, 2011; and
(e)
The description of the Company’s common stock contained in the registration statement on Form 8-A/A, filed with the SEC pursuant to the Exchange Act on February 6, 2007, including any amendments or reports filed for the purposes of updating the description of the Company’s common stock.

          All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that the Company is not incorporating by reference any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

          To the extent that any statement in this Registration Statement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this Registration Statement, the statement in this Registration Statement shall control. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

          Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

          Section 145 also provides that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          Notwithstanding the instances outlined above where a corporation may indemnify its current and former directors and officers, a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such. Correspondingly, the Company has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such.

          The Company's certificate of incorporation and by-laws provide that it shall indemnify, to the full extent permitted by law, any of its current or former directors or officers and that it may indemnify, to the full extent permitted by law, any of its current or former employees or agents against all expense, liability and loss incurred as a result of such service, or as a result of any other service on its behalf, or service at its request as a director, officer, employee member of agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 7. Exemption From Registration Claimed.

          Not applicable.

Item 8. Exhibits

          The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	PositiveID Corporation 2011 Stock Incentive Plan
5.1	Opinion of Holland & Knight LLP
23.1	Consent of EisnerAmper LLP
23.2	Consent of Holland & Knight LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page)

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida, on September 7, 2011.

POSITIVEID CORPORATION

/s/ William J. Caragol
William J. Caragol
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints William J. Caragol and Bryan D. Happ his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and, stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William J. Caragol	Chief Executive Officer (Principal Executive Officer)	September 7, 2011
(William J. Caragol)
Senior Vice President and Chief Financial Officer
/s/ Bryan D. Happ	(Principal Financial Officer and Principal Accounting Officer)	September 7, 2011
(Bryan D. Happ)

/s/ Scott R. Silverman	Chairman of the Board of Directors	September 7, 2011
(Scott R. Silverman)

/s/ Jeffrey S. Cobb	Director	September 7, 2011
(Jeffrey S. Cobb)

/s/ Barry M. Edelstein	Director	September 7, 2011
(Barry M. Edelstein)

/s/ Michael E. Krawitz	Director	September 7, 2011
(Michael E. Krawitz)

/s/ Ned L. Siegel	Director	September 7, 2011
(Ned L. Siegel)

EXHIBIT INDEX

Exhibit Number	Description

4.1	PositiveID Corporation 2011 Stock Incentive Plan

5.1	Opinion of Holland & Knight LLP

23.1	Consent of EisnerAmper LLP

23.2	Consent of Holland & Knight LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)